Exhibit 10.46

AMENDMENT 2007-1

TO THE

NOVADEL PHARMA INC.

2006 EQUITY INCENTIVE PLAN

WHEREAS, NovaDel Pharma Inc. (the “Company”) maintains the NovaDel Pharma Inc. 2006 Equity Incentive Plan (the “Plan”) for the benefit of its and its affiliates’ qualifying Employees, Directors and Consultants (as defined in the Plan”);

WHEREAS, pursuant to Section 26 of the Plan, the Committee of the Board of Directors of the Company (the “Committee”) may amend the Plan at any time.

NOW, THEREFORE, in accordance with the foregoing, effective March 2, 2007, the Plan shall be amended as follows:

1.	Section 4(a) shall be amended and restated as follows:

“(a)        The Plan shall be administered by a Committee, which shall consist of two or more members of the Board, all of whom shall qualify as “outside directors” as defined for purposes of the regulations under Section 162(m) of the Code and as “non-employee directors” under Rule 16b-3(b)(3)(i) under the 1934 Act. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy the conditions of Rule 16b-3 and Section 162(m) of the Code as then in effect. The Committee, in its sole discretion, shall have the right to delegate all or any part of its authority under the Plan to a sub-committee comprised of no less than two members of the Board. In addition, the Committee, in its sole discretion, shall have the right to delegate all or any part of its authority under the Plan for grants to non-officer employees to the chief executive officer of the Company with limitations established by the Committee. In no event, however, will the chief executive officer be authorized to make option grants to any executive officer or member of the Board.”

2.	In all respects not amended, the Plan is hereby ratified and confirmed.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, to record the adoption of this Amendment 2007-1 to the Plan, the Company has caused the execution of this instrument, substantially in the form as set forth herein, on this 2nd day of March, 2007.

Attest:	NOVADEL PHARMA INC.

/s/MICHAEL E. SPICER	By:	/s/JAN H. EGBERTS
Michael E. Spicer		Jan H. Egberts
Chief Financial Officer and Corporate Secretary		President and Chief Executive Officer

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